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                                                                    EXHIBIT 10.6


                              THROUGHPUT AGREEMENT


                  THIS THROUGHPUT AGREEMENT (the "Agreement") is made and entered into as of the of November 1, 2002 (the "Effective Date"), by and between MARTIN GAS SALES LLC (the "Owner"), and Martin Operating Partnership L.P. (the "Customer").

                                   WITNESSETH:

                  WHEREAS, the Owner owns a liquefied petroleum gas ("LPG") truck loading and unloading and pipeline distribution terminal facility located at Mont Belvieu, Texas (the "Terminal Facility"); and

                  WHEREAS, the Customer is in the LPG products ("Products") distribution business; and

                  WHEREAS, it is the desire of the Owner and the Customer that the Customer be provided with sole access to and use of the Terminal Facility, all on the terms and conditions hereinafter provided.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Owner and the Customer agree that the Owner shall provide the Customer with sole access to and use of the Terminal Facility, on the terms and conditions hereinafter provided:

                  1. TERM OF AGREEMENT. The term of this Agreement shall begin on the Effective Date and shall end on the third anniversary of the Effective Date. Thereafter, the term shall automatically renew from year to year, unless either party gives written notice at least thirty (30) days prior to the expiration of the applicable term.

                  2. OWNER'S DUTIES. In consideration of the compensation provided in Section 3 hereof, the Owner shall provide Customer with sole access to and use of the Terminal Facility.

                  3. OWNER'S COMPENSATION.

                           (a) For the sole access to and use of the Terminal Facility, the Owner shall receive total compensation of $400,000 per year ("Annual Compensation") subject to adjustment as set forth in subsection (b) below. The Customer shall remit payment for 1/12 of the Annual Compensation each month payable on the last day of the month.

                           (b) The Annual Compensation shall remain as stated in subsection (a) until the first anniversary of the Effective Date. Thereafter, the Annual Compensation shall be adjusted annually (both upward and downward as hereinafter provided) by a factor equal to the increase or decrease, as the case may be, in the Consumer Price Index. The adjustment shall be calculated annually in November of each year, commencing in






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         November, 2003. The adjustment shall be calculated as follows: the
         Annual Fee in effect shall be multiplied by a factor equal to the amount of the increase or decrease, as the case may be, in the Consumer Price Index for the immediately preceding month of October, over the Consumer Price Index for October of the preceding year. For purposes hereof, the term "Consumer Price Index" shall mean the "Consumer Price Index for Urban Wage Earners and Clerical Workers (1967=100)" specified for "All Items. United States" compiled by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"). In event the Index shall be converted to a different standard reference base or otherwise revised, the determination of the percentage change shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then as shall be reasonably determined by the parties.

                  4. TITLE TO PRODUCT. Title to all of the Product received, stored and handled at the Terminal Facility shall remain at all times in the name of the Customer. The Customer agrees not to deliver for storage at the Terminal Facility any Product which may not be lawfully stored on the premises of the Terminal Facility or any Product injurious to the premises or facilities, or which would render the facilities unfit, after cleaning, for the proper storage of similar products, or Products.

                  5. ASSIGNMENT. Neither party shall assign this Agreement without the express written consent of the other party.

                  6. FACILITY, TANK AND EQUIPMENT CONDITION. The Owner shall, at its sole cost and expense, provide and maintain all handling and storage equipment and facilities necessary to the performance of its services hereunder in compliance with prevailing industry standards and all applicable Laws (as such term is defined in Section 7 below) as they may exist from time to time.

                  7. CUSTOMERS COMPLIANCE WITH LAWS. In the conduct of its business on the premises of the Terminal Facility, the Customer shall comply in all material respects with all federal, state and local laws, ordinances, decrees, orders, regulations, permits or other requirements having the force of law (the "Laws").

                  8. ENTIRE AGREEMENT AND AMENDMENT. This Agreement shall constitute the entire agreement concerning the subject hereof between the parties superseding all previous agreements, negotiations and representations made prior or contemporaneous to the date hereof. This Agreement shall be modified or amended only by written agreement executed by both parties hereto.

                  9. CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.





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                  EXECUTED as of the date first set forth above.

                          MARTIN GAS SALES LLC

                          By: Martin Resource Management Corporation
                              Its Sole Member


                              By: /s/ Ruben S. Martin, III
                                  Name: Ruben S. Martin, III
                                  Title: President


                          MARTIN OPERATING PARTNERSHIP L.P.

                          By: MARTIN OPERATING GP LLC
                              Its General Partner

                              By: Martin Resource LLC
                                  Its Sole Member

                                  By: Martin Resource Management Corporation
                                      Its Sole Member


                                      By: /s/ Ruben S. Martin, III
                                          Name: Ruben S. Martin, III
                                          Title: President




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